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PROSPECTUS DATED MARCH 6, 2000        PRICING SUPPLEMENT NO. 3 TO
PROSPECTUS SUPPLEMENT        REGISTRATION STATEMENT NO. 333-30928
DATED MARCH 15, 2000                               MARCH 23, 2000
                                                   RULE 424(B)(3)

                 Donaldson, Lufkin & Jenrette, Inc.

                        MEDIUM-TERM NOTES

            Due Nine Months or More from Date of Issue

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE PROSPECTUS SUPPLEMENT UNDER DESCRIPTION NOTES, WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE FOR PAYMENT AT THE RATE SET FORTH BELOW.

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
Principal Amount:                  $ 60,000,000                   Optional Conversion:               N / A

Price To Public:                     100.0000 %                   Optional Repayment Date:           Non-Call / Life
Underwriting Discount:                  .6000 %
Proceeds To Issuer:                     99.40 %                   Business Day Jurisdiction:         New York

Settlement Date                    March 28, 2000                 Initial Redemption                 N / A
(Original Issue Date):                                            Percentage:

Specified Currency:                US Dollars                     Initial Redemption Date:           N / A

Authorized Denomination:           $1,000                         Annual Redemption                  N / A
                                                                  Percentage Reduction:

Maturity Date:                     March 28, 2007                 Book Entry Note or                 B / E
                                                                  Certificated Note:
Interest Rate:                     3 month USD Libor +
                                   70 basis points

First Coupon:                      $ 1,066,433.33

Interest Payment Dates:            Quarterly, 28th day of         Total Amount of OID:               N / A
                                   March, June, Sept. and
                                   Dec. or as modified

Interest Determination Date:       2 business days prior to       Day Count:                         Act/360
                                   the Interest Payment
                                   Dates

                                                                 CUSIP:                              25766CCC6

First Interest Date:               June 28, 2000

Paying Agent:                      The Chase Manhattan
                                   Bank

Settlement:                        DTC#: 443

CAPITALIZED TERMS NOT DEFINED ABOVE HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.
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               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION